Exhibit 10(kk)

BANKBOSTON CORPORATION

1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(As amended effective June 22, 1998)

1.	PURPOSE

The purpose of this 1997 Stock Option Plan for Non-Employee Directors (the “Plan”) is to advance the interests of BankBoston Corporation (the “Corporation”) by increasing the proprietary interest in the Corporation of non-employee members of the Corporation’s Board of Directors by providing a portion of their compensation in options to acquire shares (“Shares”) of the Corporation’s common stock (“Common Stock”).

2.	ADMINISTRATION

The Plan shall be administered by the Board Governance and Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of the Corporation or by a delegate of the Committee. The Committee, acting itself or through its delegate, shall have authority, not inconsistent with the express provisions of the Plan, (a) to administer the issuance of options granted in accordance with the formula set forth in this Plan to such directors as are eligible to receive options; (b) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee or its delegate shall be conclusive and shall bind all parties.

3.	EFFECTIVE DATE OF PLAN

The Plan shall become effective as of April 1, 1997.

4.	SHARES SUBJECT TO THE PLAN

(a) Number of Shares. The maximum number of Shares that may be delivered upon the exercise of options granted under the Plan shall be 200,000* . If any option granted under the Plan terminates without having been exercised in full, the number of Shares as to which such option was not exercised shall be available for future grants within the foregoing limit.

(b) Shares to be Delivered. Shares delivered upon the exercise of options granted under the Plan shall be previously issued Shares acquired by the Corporation and held in its treasury or, if the Committee so decides in its sole discretion, authorized but unissued Shares. No fractional Shares shall be delivered under the Plan.

*	As adjusted for the Corporation’s two-for-one stock split, effective as of June 22, 1998.

(c) Changes in Stock; Restructuring, etc. In the event of a stock dividend, stock split or combination of Shares, the number and kind of shares of stock or securities of the Corporation subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Committee. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction affecting the Common Stock, the number of Shares issuable under the Plan shall be subject to such adjustment as the Committee may deem appropriate, and the number of Shares issuable pursuant to any option theretofore granted and/or the option price per share of such option shall be subject to such adjustment as the Committee may deem appropriate with a view toward preserving the value of such option.

5.	ELIGIBILITY FOR OPTIONS

Directors eligible to receive options pursuant to a grant described in paragraph 6(a) hereof shall be those directors who are not employees of the Corporation or of any affiliate of the Corporation as of the date of such grant (“Non-Employee Directors”).

6.	TERMS AND CONDITIONS OF OPTIONS

(a) Number of Options.

Each Non-Employee Director as of April 1, 1997 will be granted an option covering 1,000 Shares as of such date, and each Non-Employee Director newly elected at the Corporation’s 1997 Annual Stockholders’ Meeting will be granted an option covering 1,000 Shares immediately following such meeting. Thereafter, immediately following the Corporation’s Annual Stockholders’ Meeting each year the Plan is in effect (beginning with the Annual Stockholders’ Meeting held in 1998), each Non-Employee Director continuing in office and each Non-Employee Director newly elected at such meeting shall be awarded an option covering 2,000* Shares.

(b) Exercise Price. The exercise price of each option shall be 100% of the Fair Market Value per Share at the time the option is granted. In no event, however, shall the option price be less, in the case of an original issue of authorized Common Stock, than par value per share. For purposes of the Plan, “Fair Market Value,” in the case of a Share on a particular day, means the closing price of a Share of Common Stock on that day as reported in the “NYSE-Composite Transactions” section of the Eastern Edition of The Wall Street Journal, or, if no prices are quoted for that day, for the last preceding day on which such prices of Common Stock are so quoted. In the event the “NYSE-Composite Transactions” cease to be reported, the Committee shall adopt some other appropriate method for determining Fair Market Value.

*	As adjusted for the Corporation’s two-for-one stock split, effective as of June 22, 1998.

(c) Duration of Options. No option shall be exercisable after the expiration of ten years from the date the option is granted (the “Final Exercise Date”).

(d) Exercise of Options.

(1) Each option shall be immediately exercisable upon grant to the full extent of all Shares covered thereby.

(2) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Corporation, accompanied by (i) any documentation required by the Committee and (ii) payment in full for the number of Shares for which the option is exercised.

(3) If an option is exercised by the executor or administrator of a deceased director, or by the person or persons to whom the option has been transferred by the director’s will or the applicable laws of descent and distribution, the Corporation shall be under no obligation to deliver Shares pursuant to such exercise until the Corporation is satisfied as to the authority of the person or persons exercising the option.

(e) Payment for and Delivery of Shares. Shares purchased under the Plan shall be paid for as follows: (i) by personal check or other instrument or means acceptable to the Committee (in accordance with guidelines established for this purpose), (ii) through the delivery of Shares which have been held for at least six months and which have a Fair Market Value as of the exercise date equal to the exercise price, (iii) to the extent provided by the Committee, by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Corporation sufficient funds to pay the exercise price or (iv) by any combination of the permissible forms of payment.

An option holder shall not have the rights of a stockholder with regard to awards under the Plan except as to Common Stock actually received by him or her under the Plan.

The Corporation shall not be obligated to deliver any Shares (1) until, in the opinion of the Corporation’s counsel, all applicable federal, state and foreign laws and regulations have been complied with, and (2) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Corporation’s counsel. The Corporation may require, as a condition to exercise of the option, such representations or agreements as counsel for the Corporation may consider appropriate to avoid violation of the Securities Act of 1933, as amended, and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer.

(f) Surrender of Shares. Upon the exercise of an option, an option holder may elect to deliver to the Corporation, in exchange for cash payment of the Fair Market Value thereof by the Corporation, a number of Shares which have been held for at least six months and which have a Fair Market Value of up to 50% of the difference between the aggregate Fair Market Value of the Shares of Common Stock received upon exercise of such option over the aggregate exercise price for such option. For purposes of this subparagraph, Fair Market Value shall be determined as of the date of the exercise of such option and the delivery of Shares to the Corporation.

(g) Nontransferability of Options. Except as provided in the following sentence, no option may be transferred other than by will or by the laws of descent and distribution, and during a director’s lifetime an option may be exercised only by him or her. Notwithstanding the foregoing, the Committee may provide for greater transferability of options granted under the Plan, including, without limitation, transfer to one or more members of the director’s family or to a partnership or trust established for the benefit of one or more members of the director’s family.

(h) Death, Retirement or Disability of a Director. Upon the death, retirement from the Board, or disability (as determined by the Committee) of any director granted options under this Plan, all options held by the director on the date of such event may be exercised by such director or by his or her executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time prior to the first anniversary of such event. Upon such one-year anniversary, such options shall terminate to the extent not previously exercised. In no event shall any option referred to in this paragraph 6(h) be exercisable beyond its Final Exercise Date, if earlier. For purposes of the Plan, retirement from the Board means the termination by a director of his or her directorship after having attained age 60 and having served as a director of the Corporation continuously for at least 60 months, provided that such termination shall not constitute retirement from the Board if done to accommodate membership, or continuing membership, on the board of directors of a corporation not affiliated with the Corporation.

(i) Other Termination of Status of Director. If a director’s service with the Corporation terminates for any reason other than death, retirement or disability as specified in paragraph 6(h), all options held by the director on the date of termination shall continue to be exercisable for a period of 30 days (but not beyond their Final Exercise Date if earlier). After completion of that 30-day period, such options shall terminate to the extent not previously exercised.

(j) Mergers, etc. In the event of any merger, consolidation, dissolution or liquidation of the Corporation, the Committee, in its sole discretion, may, as to any outstanding Options, make such substitution or adjustment in the aggregate number of Shares reserved for issuance under the Plan and in the number and exercise price of Shares subject to such Options as it may determine, or amend or terminate such Options upon such terms and conditions as it shall provide (which, in the case of the termination of an Option, shall require payment or other consideration which the Committee deems equitable in the circumstances).

7.	TERMINATION AND AMENDMENT

The Board may at any time terminate the Plan as to any further grants of options. The Board may at any time or times amend the Plan for any purpose which may at the time be permitted by law. The Committee may make non-material amendments to the Plan. No amendment shall be effective with respect to an option holder without such option holder’s consent if such amendment would materially and adversely affect the rights of the option holder.

AMENDMENT TO THE BANKBOSTON CORPORATION

1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(EFFECTIVE AS OF OCTOBER 16, 2001)

The third and fourth sentences of Section 6(b) of the Plan are hereby amended to read in their entirety as follows:

For purposes of the Plan, “Fair Market Value,” in the case of a Share on a particular day, means the volume weighted average price of a Share of Common Stock for that day, as reported by Bloomberg, Inc. as of 4:00 p.m. Eastern Time on that day (or at the close of trading on the New York Stock Exchange, if earlier) or, if Bloomberg, Inc. does not report a volume weighted average price of the Common Stock for that day, for the last preceding day on which such the volume weighted average price of the Common Stock is so reported. If Bloomberg, Inc. or any successor of Bloomberg, Inc. ceases to report volume weighted average prices, the Committee shall adopt another appropriate method of determining Fair Market Value.